Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of July 30, 2013 (this “Amendment”), is entered into by and between Blackstone Mortgage Trust, Inc. (formerly known as Capital Trust, Inc.), a Maryland corporation (the “Company”) and BXMT Advisors L.L.C. (formerly known as BREDS/CT Advisors L.L.C.), a Delaware limited liability company (the “Manager”). This Amendment is an amendment to the Amended and Restated Management Agreement, dated as of March 26, 2013 (the “Agreement”) by and between the Company and the Manager.

W I T N E S S E T H:

WHEREAS, the Company and the Manager desire to amend the Agreement with respect to the matters set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Amendments.

(a) The Agreement is hereby amended by replacing all references to “Capital Trust, Inc.” and BREDS/CT Advisors L.L.C” with “Blackstone Mortgage Trust, Inc.” and “BXMT Advisors L.L.C.”, respectively.

(b) The Agreement is hereby amended to delete the definition of “CT Legacy REIT” in its entirety and to add the following definition in alphabetical order:

“CT Legacy Partners” means CT Legacy Partners, LLC, a Delaware corporation, and its successors and assigns.

(c) The Agreement is hereby amended to replace all remaining references to “CT Legacy REIT” and “CT Legacy REIT Award Agreements” with “CT Legacy Partners” and “CT Legacy Award Agreements”, respectively.

(d) The Agreement is hereby amended to amend Section 2(m) of the Agreement in its entirety to read as follows:

(m) The Manager shall provide, or, at the sole cost and expense of the Company, cause to be provided, such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE and as otherwise reasonably requested by the Company or its Board from time to time.

(e) The Agreement is hereby amended to amend Section 7(b)(ii) of the Agreement in its entirety to read as follows:

(ii) fees, costs and expenses of legal, tax, accounting, consulting, auditing (including internal audit), finance, administrative, investment banking, capital market and other similar services rendered to the Company (including, where the context requires, through one or more third parties and/or Affiliates of the Manager) or, if provided by the Manager’s personnel, in accordance with Section 2(e) hereof;

(f) The Agreement is hereby amended to amend the notice details for the Company in Section 16(a) of the Agreement to read as follows:

The Company:	Blackstone Mortgage Trust, Inc. 345 Park Avenue, 42nd Floor New York, New York 10154 Attention: Chief Financial Officer Fax: (212) 655-0044 Email: geoffrey.jervis@blackstone.com

Section 2. Status. This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

Section 3. Representations. In order to induce both the Company and the Manager to execute and deliver this Amendment, each party represents that as of the date hereof, it is in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 16(e) of the Agreement, which terms and provisions are incorporated herein by reference.

Section 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

Section 6. Facsimile Execution. Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

Blackstone Mortgage Trust, Inc.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

BXMT Advisors L.L.C.

By:	/s/ Randall S. Rothschild
Name: Randall S. Rothschild
Title: Authorized Signatory